UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

---------------------------

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 16, 2007

THE DEWEY ELECTRONICS CORPORATION.
(Exact name of registrant as specified in its charter)


New York
(State or other jurisdiction of incorporation)
0-2892
(Commission File Number)

13-1803974
(I.R.S. Employer  Identification Number)


27 Muller Road
Oakland, New Jersey
(address of principal executive offices)
07436
(Zip Code)


Registrant's telephone number, including area code: (201) 337-4700


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__Written communications pursuant to Rule 425 under the Securities Act
__Soliciting material pursuant to Rule 14a-12 under the Exchange Act
__Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
__Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act



Item 8.01   Other Events.

On August 16, 2007 The Dewey Electronics Corporation (the "Company") announced the receipt of a new contract to provide auxiliary power systems for the United States Marine Corps "Logistic Vehicle." A copy of the Company's press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Exhibits

99.1	Press Release of the Company dated August 16, 2007.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DEWEY ELECTRONICS CORPORATION

Date: August 20, 2007            /s/ John H. D. Dewey
                                     John H. D. Dewey
                              President and Chief Executive Officer






INDEX TO EXHIBITS

Exhibit Number        Description

99.1               Press Release of The Dewey Electronics Corporation, dated
                   August 16, 2007


FOR:  THE DEWEY ELECTRONICS CORPORATION
      27 Muller Road
      Oakland, NJ  07436
KCSA  Joseph A. Mansi / Garth Russell

CONTACT:  (212) 896-1205 / (212) 896-1250
          jmansi@kcsa.com / grussell@kcsa.com
          www.kcsa.com

FOR IMMEDIATE RELEASE

THE DEWEY ELECTRONICS CORPORATION RECEIVES CONTRACT FOR U.S.
MARINE CORPS 'LOGISTIC VEHICLE' AUXILIARY POWER SYSTEMS

Oakland, NJ, August 16, 2007 - The Dewey Electronics Corporation (OTCBB: DEWY) announced today the receipt of a new contract to provide auxiliary power systems for the United States Marine Corps (USMC) 'Logistic Vehicle'. This contract, awarded by the USMC Systems Command, Quantico, VA, consists of a base year and three option years. The initial delivery order for the Logistic Vehicle Power System (LVPS), valued at approximately $2.4 million, has been received with an accelerated delivery of 150 days. The LVPS is a diesel-powered 3.5 kilowatt 28 volt DC generator, providing power to equipment that protects against improvised explosive devices.

The LVPS production award follows the recent receipt of a contract to develop an armored 3 kilowatt 28 volt DC auxiliary power unit than can be mounted on the back of the USMC main battle tank, the Abrams M1A1. The development contract, for $550,000, was awarded by the USMC Tank Program Office, also in Quantico, VA, through a sub-contract administered by CACI, Eatontown, NJ, and has the possibility of a follow-on production contract.

"These two events mark a significant entry into the military vehicle auxiliary power unit (APU) market for Dewey Electronics," said Dana Hollis, Vice President, Business Development and Program Management of Dewey Electronics. "The LVPS is an addition to the Dewey product lines that will provide USMC vehicles with auxiliary 28 volt DC power to support their critical missions."

John Dewey, President and CEO of Dewey Electronics, added, "I am proud of the Company and this extension of our product line of rugged military open frame 2 kilowatt diesel generators. I am also proud of the excellent work of our employees, our partners and our vendors."

The Company continues to supply 2 kilowatt tactical portable diesel operated generators to the US Army, USMC and other Department of Defense agencies. The 2 kilowatt generator sets provides either 28 volt DC or 120 volt AC portable power for multi-applications.




About The Dewey Electronics Corporation

The Dewey Electronic Corporation, founded in 1955, is a diversified manufacturer of sophisticated electronic and electromechanical systems for the military. Visit our website at www.deweyelectronics.com.

This release contains forward-looking statements as defined in Section 21E of the Securities and Exchange Act of 1934, including statements about future business operations, financial performance and market conditions. Such forward-looking statements involve risks and uncertainties including those involved in the Company's dependence upon its Department of Defense business, as further described in our filings under the Securities Exchange Act.